Exhibit 5.2

[TOLL BROTHERS LETTERHEAD]

June 12, 2017

Toll Brothers, Inc.

250 Gibraltar Road

Horsham, PA 19044

Ladies and Gentlemen:

I am Senior Vice President, Chief Compliance Officer and General Counsel of Toll Brothers, Inc., a Delaware corporation (“TBI”). TBI, Toll Brothers Finance Corp., a Delaware corporation and a wholly-owned subsidiary of TBI (the “Issuer”) and certain other subsidiaries of TBI (the “Subsidiary Registrants”) have filed a Registration Statement on Form S-3 (File No. 333-202046) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Issuer is issuing an additional $150 million in aggregate principal of 4.875% Senior Notes due 2027 (the “Senior Notes”) previously issued by the Issuer (the “Existing Notes”). The Senior Notes are unconditionally guaranteed (each a “Senior Note Guarantee” and, collectively, the “Senior Notes Guarantees”) on a senior basis by TBI and the Subsidiary Registrants (together, in such capacity, the “Senior Notes Guarantors”), as described in the Underwriting Agreement dated June 7, 2017, among TBI, the Issuer and the underwriters named therein (the “Underwriting Agreement”).

I have examined the Registration Statement as it became effective under the Securities Act; TBI’s and the Issuer’s prospectus dated February 12, 2015 (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the offering of the Senior Notes dated June 7, 2017 (together with the Base Prospectus, the “Senior Notes Prospectus”), filed by TBI and the Issuer pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities; the indenture dated as of February 7, 2012 (the “Base Indenture”) among the Issuer, the Senior Notes Guarantors and The Bank of New York Mellon as trustee (the “Trustee”), as supplemented by the Authorizing Resolution with respect to the Senior Notes dated as of June 12, 2017 (the “Authorizing Resolution”) and the Authorizing Resolution with respect to the Existing Notes dated as of March 10, 2017 (together with the Authorizing Resolution and the Base Indenture, the “Indenture”); a duplicate of the global note representing the Senior Notes (including the guarantee attached thereto); and the Underwriting Agreement.

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the subsidiaries named in Schedule I hereto (the “Schedule I Subsidiaries”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Subsidiaries and, to the extent obtained, from various state authorities, status telecopies provided by Corporation Service Company, and such other documents and records relating to the Schedule I Subsidiaries as we have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments of all the registrants and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of TBI, the Issuer and the Schedule I Subsidiaries.

In rendering the opinions set forth below, I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Senior Notes Guarantees in respect of the Senior Notes and Existing Notes have been duly authorized, executed and delivered by each of the Schedule I Subsidiaries.

This opinion letter is given as of the date hereof and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Current Report on Form 8-K of TBI filed with the Commission in connection with the registration of the Senior Notes.

[Remainder of this page intentionally left blank]

Very truly yours,

/s/ John K. McDonald
John K. McDonald

[Signature Page to GC Exhibit 5 Opinion]

Schedule I

110-112 Third Ave. Realty Corp.	First Brandywine LLC I
126-142 Morgan Street Urban Renewal LLC	First Brandywine LLC II
134 Bay Street LLC	First Brandywine Partners, L.P.
1400 Hudson LLC	First Huntingdon Finance Corp.
1450 Washington LLC	Franklin Farms G.P., Inc.
1451 Hudson LLC	Frenchman’s Reserve Realty, LLC
1500 Garden St. LLC	Goshen Road Land Company LLC
353-357 Broadway LLC	Greens at Waynesborough, L.P.
353-357 Broadway Member LLC	Hatboro Road Associates LLC
700 Grove Street Urban Renewal LLC	Hoboken Cove LLC
89 Park Avenue LLC	Hoboken Land I LLC
Amwell Chase, Inc.	Hoboken Land LP
Arbor Hills Development LLC	Hockessin Chase, L.P.
Arbors Porter Ranch, LLC	HQZ Acquisitions, Inc.
Ashford Land Company, L.P.	Jacksonville TBI Realty LLC
Audubon Ridge, L.P.	Laurel Creek, L.P.
Belmont Country Club I LLC	Liseter Land Company LLC
Belmont Country Club II LLC	Liseter, LLC
Belmont Land, L.P.	Long Meadows TBI, LLC
Binks Estates Limited Partnership	Loudoun Valley Associates, L.P.
Block 255 LLC	MA Limited Land Corporation
Block 268 LLC	Martinsburg Ventures, L.L.C.
Brier Creek Country Club I LLC	Mizner Realty, L.L.C.
Brier Creek Country Club II LLC	Morgan Street JV LLC
Broad Run Associates, L.P.	Naples TBI Realty, LLC
Byers Commercial LLC	NC Country Club Estates Limited Partnership
Byers Commercial LP	Orlando TBI Realty LLC
CC Estates Limited Partnership	Placentia Development Company, LLC
Cold Spring Hunt, L.P.	Plum Canyon Master LLC
Coleman-Toll Limited Partnership	Porter Ranch Development Co.
Component Systems I LLC	PRD Investors, Inc.
Component Systems II LLC	PRD Investors, LLC
CWG Construction Company LLC	PT Maxwell Holdings, LLC
Dominion Country Club, L.P.	PT Maxwell, L.L.C.
Dominion Valley Country Club I LLC	Rancho Costera LLC
Dominion Valley Country Club II LLC	Regency at Denville, LLC
Enclave at Long Valley I LLC	Regency at Dominion Valley LLC
Enclave at Long Valley II LLC	Regency at Washington I LLC
ESE Consultants, Inc.	Regency at Washington II LLC
Estates at Princeton Junction, L.P.	SH Homes Corporation
Fairfax Investment, L.P.	Shapell Hold Properties No. 1, LLC
Fairway Valley, Inc.	Shapell Homes, Inc.
First Brandywine Investment Corp. II	Shapell Industries, Inc.
First Brandywine Investment Corp. IV	Shapell Land Company, LLC

SI Investment Corporation	Toll Brothers Real Estate, Inc.
Silverman-Toll Limited Partnership	Toll Brothers, Inc.
Sorrento at Dublin Ranch I LP	Toll Buckeye Corp.
Sorrento at Dublin Ranch III LP	Toll CA GP Corp.
South Riding Amberlea LP	Toll CA Holdings, Inc.
South Riding Partners Amberlea LP	Toll CA I LLC
South Riding Partners, L.P.	Toll CA II, L.P.
South Riding Realty LLC	Toll CA III LLC
South Riding, L.P.	Toll CA III, L.P.
Southport Landing Limited Partnership	Toll CA IV, L.P.
Springton Pointe, L.P.	Toll CA IX, L.P.
SR Amberlea LLC	Toll CA Note II LLC
SRLP II LLC	Toll CA V, L.P.
Stone Mill Estates, L.P.	Toll CA VI, L.P.
Swedesford Chase, L.P.	Toll CA VII, L.P.
Tampa TBI Realty LLC	Toll CA VIII, L.P.
TB Kent Partners LLC	Toll CA X, L.P.
TB Proprietary Corp.	Toll CA XI, L.P.
TBI/Palm Beach Limited Partnership	Toll CA XII, L.P.
Tenby Hunt, Inc.	Toll CA XIX, L.P.
The Bird Estate Limited Partnership	Toll CA XX, L.P.
The Regency Golf Club I LLC	Toll CA, L.P.
The Regency Golf Club II LLC	Toll Cedar Hunt LLC
The Silverman Building Companies, Inc.	Toll Centennial Corp.
Toll Architecture I, P.A.	Toll CO GP Corp.
Toll Architecture, Inc.	Toll CO I LLC
Toll at Brier Creek Limited Partnership	Toll CO II, L.P.
Toll at Westlake, L.P.	Toll CO III, L.P.
Toll at Whippoorwill, L.P.	Toll CO, L.P.
Toll Austin TX II LLC	Toll Corners LLC
Toll Austin TX III LLC	Toll Corp.
Toll Austin TX LLC	Toll CT II Limited Partnership
Toll AZ GP Corp.	Toll CT III Limited Partnership
Toll BBC II LLC	Toll CT IV Limited Partnership
Toll BBC LLC	Toll CT Limited Partnership
Toll Brooklyn L.P.	Toll Dallas TX LLC
Toll Bros. of Arizona, Inc.	Toll DE II LP
Toll Bros. of North Carolina II, Inc.	Toll DE LP
Toll Bros. of North Carolina III, Inc.	Toll Development Company, Inc.
Toll Bros. of North Carolina, Inc.	Toll Diamond Corp.
Toll Bros., Inc.	Toll EB, LLC
Toll Bros., Inc.	Toll Equipment, L.L.C.
Toll Bros., Inc.	Toll Estero Limited Partnership
Toll Brothers AZ Construction Company	Toll FL GP Corp.
Toll Brothers AZ Limited Partnership	Toll FL I, LLC
Toll Brothers Canada USA, Inc.	Toll FL II Limited Partnership

Toll FL III Limited Partnership	Toll Land X Limited Partnership
Toll FL IV Limited Partnership	Toll Land XI Limited Partnership
Toll FL IV LLC	Toll Land XIX Limited Partnership
Toll FL Limited Partnership	Toll Land XV Limited Partnership
Toll FL V Limited Partnership	Toll Land XVI Limited Partnership
Toll FL V LLC	Toll Land XVIII Limited Partnership
Toll FL VI Limited Partnership	Toll Land XX Limited Partnership
Toll FL VII Limited Partnership	Toll Land XXI Limited Partnership
Toll FL VIII Limited Partnership	Toll Land XXII Limited Partnership
Toll FL X Limited Partnership	Toll Land XXIII Limited Partnership
Toll FL XII Limited Partnership	Toll Land XXV Limited Partnership
Toll FL XIII Limited Partnership	Toll Lexington LLC
Toll Ft. Myers Limited Partnership	Toll MA Development LLC
Toll GA GP Corp.	Toll MA Holdings LLC
Toll GA LP	Toll MA I LLC
Toll Glastonbury LLC	Toll MA II LLC
Toll Golden Corp.	Toll MA III LLC
Toll Granite Corp.	Toll MA IV LLC
Toll Grove LP	Toll MA Land II GP LLC
Toll Henderson LLC	Toll MA Land III Limited Partnership
Toll Hoboken LLC	Toll MA Land Limited Partnership
Toll Holdings, Inc.	Toll MA Management LLC
Toll Houston Land LLC	Toll MD AF Limited Partnership
Toll Houston TX LLC	Toll MD Builder Corp.
Toll Hudson LP	Toll MD Builder I, L.P.
Toll ID I LLC	Toll MD I, L.L.C.
Toll IL GP Corp.	Toll MD II Limited Partnership
Toll IL HWCC, L.P.	Toll MD II LLC
Toll IL II, L.P.	Toll MD III Limited Partnership
Toll IL III, L.P.	Toll MD III LLC
Toll IL IV, L.P.	Toll MD IV Limited Partnership
Toll IL WSB, L.P.	Toll MD IV LLC
Toll IL, L.P.	Toll MD IX Limited Partnership
Toll IN LLC	Toll MD Limited Partnership
Toll Jacksonville Limited Partnership	Toll MD V Limited Partnership
Toll Jupiter LLC	Toll MD VI Limited Partnership
Toll Land Corp. No. 10	Toll MD VII Limited Partnership
Toll Land Corp. No. 6	Toll MD VIII Limited Partnership
Toll Land Corp. No. 20	Toll MD X Limited Partnership
Toll Land Corp. No. 43	Toll MD XI Limited Partnership
Toll Land Corp. No. 50	Toll MI GP Corp.
Toll Land IV Limited Partnership	Toll MI II Limited Partnership
Toll Land IX Limited Partnership	Toll MI III Limited Partnership
Toll Land V Limited Partnership	Toll MI IV Limited Partnership
Toll Land VI Limited Partnership	Toll MI Limited Partnership
Toll Land VII LLC	Toll MI V Limited Partnership

Toll MI VI Limited Partnership	Toll NY III L.P.
Toll MI VII Corp.	Toll NY IV L.P.
Toll Mid-Atlantic LP Company, Inc.	Toll NY L.P.
Toll Mid-Atlantic Note Company, Inc.	Toll NY V L.P.
Toll Midwest LLC	Toll OH GP Corp.
Toll Midwest Note Company, Inc.	Toll Orlando Limited Partnership
Toll MN GP Corp.	Toll PA Builder Corp.
Toll MN II, L.P.	Toll PA Development LP
Toll MN, L.P.	Toll PA GP Corp.
Toll Morgan Street LLC	Toll PA II GP Corp.
Toll Naval Associates	Toll PA II, L.P.
Toll NC GP Corp.	Toll PA III GP Corp.
Toll NC I LLC	Toll PA III, L.P.
Toll NC II LP	Toll PA IV, L.P.
Toll NC III LP	Toll PA IX, L.P.
Toll NC IV LLC	Toll PA Management LP
Toll NC Note II LLC	Toll PA Twin Lakes LLC
Toll NC Note LLC	Toll PA V, L.P.
Toll NC, L.P.	Toll PA VI, L.P.
Toll NH GP Corp.	Toll PA VIII, L.P.
Toll NJ Builder I, L.P.	Toll PA X, L.P.
Toll NJ I, L.L.C.	Toll PA XI, L.P.
Toll NJ II, L.L.C.	Toll PA XII, L.P.
Toll NJ II, L.P.	Toll PA XIII, L.P.
Toll NJ III, L.P.	Toll PA XIV, L.P.
Toll NJ III, LLC	Toll PA XIX, L.P.
Toll NJ IV LLC	Toll PA XV, L.P.
Toll NJ IV, L.P.	Toll PA XVI, L.P.
Toll NJ V, L.P.	Toll PA XVII, L.P.
Toll NJ VI, L.P.	Toll PA XVIII, L.P.
Toll NJ VII, L.P.	Toll PA, L.P.
Toll NJ VIII, L.P.	Toll Palmetto Corp.
Toll NJ XI, L.P.	Toll Peppertree, Inc.
Toll NJ XII LP	Toll Prasada LLC
Toll NJ, L.P.	Toll Realty Holdings Corp. I
Toll NJX-I Corp.	Toll Realty Holdings Corp. II
Toll North LV LLC	Toll Realty Holdings LP
Toll North Reno LLC	Toll RI GP Corp.
Toll Northeast LP Company, Inc.	Toll RI II, L.P.
Toll Northeast Note Company, Inc.	Toll RI, L.P.
Toll Northeast Services, Inc.	Toll San Antonio TX LLC
Toll NV GP Corp.	Toll SC GP Corp.
Toll NV GP I LLC	Toll SC II, L.P.
Toll NV Holdings LLC	Toll SC III, L.P.
Toll NV Limited Partnership	Toll SC IV, L.P.
Toll NY II LLC	Toll SC, L.P.

Toll South LV LLC	Toll VA VII, L.P.
Toll South Reno LLC	Toll VA VIII, L.P.
Toll Southeast LP Company, Inc.	Toll VA, L.P.
Toll Southeast Note Company, Inc.	Toll Van Wyck, LLC
Toll Southwest II LLC	Toll Vanderbilt II LLC
Toll Southwest LLC	Toll WA GP Corp.
Toll Southwest Note Company, Inc.	Toll WA LP
Toll Stonebrae LP	Toll West Coast II LLC
Toll Stratford LLC	Toll West Coast LLC
Toll SW Holding I Corp.	Toll WestCoast Note Company, Inc.
Toll SW Holding LLC	Toll WV GP Corp.
Toll TN GP Corp.	Toll WV LP
Toll TX GP Corp.	Toll YL II, L.P.
Toll TX Note LLC	Toll YL, Inc.
Toll VA GP Corp.	Toll-Dublin, L.P.
Toll VA II, L.P.	Toll-Dublin, LLC
Toll VA III, L.L.C.	Upper K Investors, Inc.
Toll VA III, L.P.	Upper K Investors, LLC
Toll VA IV, L.P.	Upper K-Shapell, LLC
Toll VA L.L.C.	Vanderbilt Capital, LLC
Toll VA Member Two, Inc.	Village Partners, L.P.
Toll VA V, L.P.	Virginia Construction Co. I, LLC
Toll VA VI, L.P.	Virginia Construction Co. II, LLC